Exhibit 99.1

Cell Source Appoints Dr. Terry Strom as Chairman of Its Scientific Advisory Board

June 04, 2015

NEW YORK, NY -- (Marketwired) -- 06/04/15 -- Cell Source, Inc. (OTCQB: CLCS) a biotechnology company focused on developing cell therapy treatments based on immunotherapy and regenerative medicine, announced today that Dr. Terry Strom, Professor of Medicine and Surgery at Harvard Medical School and Director of The Transplant Institute at Beth Israel Deaconess Medical Center, has been retained to serve as Chairman of its Scientific Advisory Board.

Itamar Shimrat, CEO of Cell Source, stated, "Dr. Strom's premier role in the field of transplantation and prestigious research achievements position him well to lead our Scientific Advisory Board. Throughout a long career in Immunobiology, Dr. Strom's principle interest has been in immune 'tolerance,' particularly in transplantation and diabetes. He is specifically interested in the mechanism of tolerance -- which coincides with Cell Source's focus on Veto Cell technology, whose most significant attribute is its tolerance induction capability. We expect Dr. Strom to build and lead an international team of experts that will both guide our long term strategy and streamline our near term development opportunities."

Dr. Strom said, "I am very excited to be working with Cell Source and building a world class Scientific Advisory Board that helps define and perfect the vision of the company." Dr. Strom was the founding President of the American Society of Transplantation, past President of the Clinical Immunology Society and has been awarded life-time achievement awards by the American Society of Transplantation, the American Society of Nephrology and the International Society of Nephrology.

He received his undergraduate and medical school education at the University of Illinois. He trained in internal medicine at the University of Illinois Hospital and Boston's then Beth Israel Hospital and in nephrology and transplant immunology at the Peter Bent Brigham (now Brigham and Women's Hospital). Upon completion of his training, he was appointed Medical Director of the hospital's transplant program. Dr. Strom moved to Beth Israel Hospital, another Harvard teaching hospital, as Medical Director of their transplant program. His work has been continuously funded by the NIH for over 30 years.

About Cell Source, Inc.

Cell Source, Inc. (OTCQB: CLCS) a biotechnology company focused on developing cell therapy treatments based on immunotherapy and regenerative medicine.

For more information go to www.cell-source.com

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Cell Source, Inc. could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate, as well as the risk factors disclosed in Cell Source, Inc.'s Form 10-K filed on March 13, 2015. Cell Source, Inc. may, in some cases, use terms such as "anticipates," "continue," "estimates," "predicts," "believes," "potential," "proposed," "expects," "plans," "intends," "may," "could," "should," "might," "will," or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by Cell Source, Inc. or any other person, that such forward-looking statements will be achieved. Cell Source, Inc. undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

INVESTOR, MEDIA & GENERAL CORPORATE CONTACT:
Phone: +1 (646) 612-7554
Toll Free: +1 (888)-315-4650
Email: info@cell-source.com

Source: Cell Source, Inc.

Released June 4, 2015